Exhibit 10.19

                          Citigroup Managed Futures LLC
                           399 Park Avenue, 7th Floor
                            New York, New York 10022

June 13, 2003



Willowbridge Associates Inc.
101 Morgan Lane - Suite 180
Plainsboro, N.J. 08536

Attention:  Ms. Bonnie Huff

         Re:      Management Agreement Renewals

Dear Ms. Huff:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the "Management Agreements"). We are extending the term of the Management Agreements through June 30, 2004 and all other provisions of the Management Agreements will remain unchanged.

o        Salomon Smith Barney Orion Futures Fund L.P.
o        Smith Barney Principal Plus Futures Fund L.P. II
o        Smith Barney Diversified Futures Fund L.P.
o        Smith Barney Diversified Futures Fund L.P. II
o        Citigroup Diversified Futures Fund L.P.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel McAuliffe at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5043.

Very truly yours,

CITIGROUP MANAGED FUTURES LLC

By:  /s/ Daniel R. McAuliffe, Jr.
         Daniel R. McAuliffe, Jr.
         Chief Financial Officer & Director

By:   /s/Steve Crane

Print Name:  Steve Crane

DRMcA/sr